                                                                      EXHIBIT 21

   The active subsidiaries of Day International Group, Inc. are listed below, do business under the name under which they are organized, and are included in the consolidated financial statements of the Company. The names, jurisdiction of incorporation of such subsidiaries, and percentage of voting securities owned by the Company are set forth below.


                                         Jurisdiction in          Percentage of Voting
         Name of subsidiary             which Incorporated          Securities owned
         ------------------             ------------------        --------------------
   Day International, Inc.                   Delaware                    100%
   Day Holdings I, Inc.                      Delaware                    100% (1)
   Day Holdings II, Inc.                     Delaware                    100% (1)
   Day International (U.K.)               United Kingdom                 100% (3)
       Holdings Limited
   Day International (U.K.),              United Kingdom                 100% (2)
       Ltd.
   Day International (Canada)            Ontario, Canada                 100% (1)
       Holdings Limited
   Day International                          France                     100% (1)
       France S.A.R.L
   Day International                         Germany                     100% (1)
      (BRD) GmbH
   Day International de Mexico                Mexico                     100% (1)
       S.A. de C.V.
   Day International (Germany)               Germany                     100% (1)
      Holdings GmbH
   Day International (Germany)               Germany                     100% (4)
      Group GmbH
   Rotec Hulsensysteme GmbH                  Germany                     100% (5)
   Rotec USA Inc.                            Delaware                    100% (6)
   Rotec Czech s.r.o.                     Czech Republic                   55% (6)
   ZAO Day International                      Russia                       70% (7)
   ATPG GmbH                                 Germany                     100% (5)
   Varnco Holdings Inc.                     New Jersey                   100% (1)
   Varn Products Co., Inc.                  New Jersey                   100% (8)
      (New Jersey)
   Varn Products Co., Inc.                   Illinois                    100% (8)
      (Illinois)
   Varn Products Co., Inc. (Texas)            Texas                      100% (1)
   JVTEX Realty Corp.                         Texas                      100% (1)
   JVILL Realty Corp. (Illinois)             Illinois                    100% (8)
   Varn Aegis, Inc.  (New Jersey)           New Jersey                   100% (8)
   Varn Holdings PLC                      United Kingdom                 100% (1)
   Varn Products Co., Ltd.                United Kingdom                 100% (9)
      (United Kingdom)

                                                                         Percentage of Voting
                                         Jurisdiction in                     Securities
   Name of subsidiary                   which Incorporated                     owned
   ------------------                   ------------------               --------------------
   JVUK Realty, Ltd.                      United Kingdom                     100% (9)
      (United Kingdom)
   Varn Products Company, Pty.,             Australia                        100% (9)
        Ltd. (Australia)
   JV Australia Realty Pty.,Ltd.            Australia                        100% (9)
      (Australia)
   Varn Pressroom Products Sdn.              Malaysia                        100% (9)
         Bhd. (Malaysia)
   Varn Products Holdings, Inc.               Canada                         100% (9)
      (Canada)
   Varn Aegis Company GmbH                   Germany                         100% (5)
     Hautschutzsysteme
   Varn Products Company GmbH                Germany                         100% (10)
      (Germany)
   Varn Kompac Company GmbH                  Germany                         100% (10)
      (Germany)
   Varn Products Company (S.A.)            South Africa                      100% (11)
        Pty. Ltd.
   Varn Holding GmbH (Germany)               Germany                         100% (11)
   Varn Asiatic Pressroom                   Hong Kong                        100% (9)
   Products (HK) Ltd.
   Graph Tech, Inc.                            Ohio                          100% (12)
   Varn Products Co., Inc.(Canada)            Canada                         100% (13)
   Varn Asiatic Pressroom Products            China                          50% (14)



(1)   Subsidiaries of Day International, Inc.
(2)   Subsidiary of Day International (U.K.) Holdings Limited
(3)   Subsidiary of Day Holdings I, Inc. and Day Holdings II, Inc.
(4)   Subsidiary of Day International (Germany) Holdings GmbH
(5)   Subsidiary of Day International (Germany) Group GmbH
(6)   Subsidiary of Rotec Hulsensysteme GmbH
(7)   Subsidiary of Day International (BRD) GmbH
(8)   Subsidiaries of Varnco Holdings Inc.
(9)   Subsidiaries of Varn Holdings PLC
(10)  Subsidiaries of Varn Holding GmbH
(11)  Subsidiaries of Varn Aegis Company GmbH Hautschutzsysteme
(12) Subsidiary of Varnco Holdings Inc. (66 2/3%) and Varn Kompac Co. GmbH (33 1/3%)
(13)  Subsidiary of Varn Products Holdings, Inc. (Canada)
(14)  Subsidiary of Varn Asiatic Pressroom Products (HK) Ltd.


                                       90